Exhibit 10.7

Master Separation Agreement

between

PayEase Corp.

and

Loyalty Alliance Enterprise Corporation

January 21, 2010

MASTER SEPARATION AGREEMENT

This Master Separation Agreement (this “Agreement”) is entered into as of January 21, 2010 between PayEase Corp., a Delaware corporation (“PayEase”), and Loyalty Alliance Enterprise Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Loyalty Alliance”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article V hereof.

RECITALS

1. PayEase currently owns 100% of the issued and outstanding capital shares of Loyalty Alliance.

2. Heretofore, PayEase and Loyalty Alliance have conducted their businesses separately.

3. PayEase and Loyalty Alliance now desire to enter into this Agreement to delineate and clarify their relationship and to further separate the businesses conducted by PayEase and Loyalty Alliance (the “Separation”).

4. The parties intend in this Agreement, including those certain additional agreements contemplated hereby, to set forth the principal arrangements between them regarding the Separation.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

SEPARATION

1.1 Separation Date. For all purposes hereof, “Separation Date” shall mean the date upon which all of the outstanding share capital of Loyalty Alliance is distributed by PayEase to the stockholders of PayEase by means of a dividend or otherwise.

1.2 Closing of Transactions. Unless otherwise provided herein or agreed by the parties, the closing of the transactions contemplated hereby shall occur on the Separation Date at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, or at such other time, date and place as the parties may mutually agree.

ARTICLE II

DOCUMENTS AND ITEMS TO BE DELIVERED AT AND AFTER THE SEPARATION DATE

2.1 At the Separation Date. On or prior to the Separation Date, PayEase does hereby assign on behalf of itself or one of its Affiliated Companies, and Loyalty Alliance hereby accepts on behalf of itself or one of its Affiliated Companies, all of the assets of PayEase and its Affiliated Companies that are primarily related to the Transferred Business and that are not already owned by Loyalty Alliance and its Affiliated Companies. Among the assets transferred are the registered share capital of PayEase Shenzhen (HK) Limited owned by PayEase and the customer loyalty program and related operations of PayEase Beijing (HK) Limited to PayEase Shenzhen (HK) Limited. On or prior to the Separation Date, PayEase does hereby assign on behalf of itself or one of its Affiliated Companies, and Loyalty Alliance hereby assumes on behalf of itself or one of its Affiliated Companies, all of the liabilities of PayEase and its Affiliated Companies to the extent primarily related to the Transferred Business. As soon as reasonably practicable but not later than ninety (90) days after the date hereof, PayEase and Loyalty Alliance will work together in good faith to identify other assets and liabilities that are not primarily related to the Transferred Business which will be shared by the parties and the other services the parties will deliver or cause to be delivered to one another or members of their respective Groups.

2.2 Documents to Be Delivered After the Separation Date. Without limiting the generality of Section 2.1, as soon as reasonably practicable but not later than ninety (90) days after the date hereof, PayEase and Loyalty Alliance (or the applicable members of their respective Group) shall in good faith negotiate, execute and deliver (or cause to be executed and delivered), in a form reasonably acceptable to each of them, such agreements, instruments and documents as may be necessary or desirable to effect the purposes of this Agreement and to identify with more particularity the assets assigned and the liabilities assumed under Section 2.1 and the assets and liabilities that will be shared and services to be provided by the parties to one another or members of their respective Groups, including agreements that may relate to, among other things:

(a) indemnification and insurance matters pursuant to which, (i) the parties will make mutual releases of each other with respect to pre-Separation claims (including unknown claims), (ii) Loyalty Alliance will indemnify PayEase and other members of the PayEase Group against any liability relating to the Transferred Business following the Separation or the breach by Loyalty Alliance or any member of the Loyalty Alliance Group of this Agreement or the other agreements contemplated hereby, (iii) PayEase will indemnify Loyalty Alliance and other members of the Loyalty Alliance Group against any liability relating to any business of PayEase (other than the Transferred Business) following the Separation, any breach by PayEase or any member of the PayEase Group of this Agreement or the agreements contemplated hereby and any liability of the PayEase Group (other than those liabilities transferred to Loyalty Alliance in connection with the Transferred Business) and (iv) the parties will cooperate with respect to insurance matters.

(b) certain business services providing Loyalty Alliance with the benefits (and burdens) of certain contracts to which PayEase (or its Subsidiaries) is a party and which relate primarily to the Transferred Business, but which will not be assigned to Loyalty Alliance in connection with the Separation;

(c) employee matters for the purposes of delineating assets, liabilities and responsibilities between the parties with respect to certain employee compensation, benefit plans, programs and arrangements, and certain other employment matters that relate to the Transferred Business;

(d) transition services pursuant to which the parties will provide the other certain transitional services for a limited period of time following the Separation;

(e) real estate matters pursuant to which the parties will set forth certain agreements regarding real estate matters in connection with the Separation, including arrangements with respect to shared facilities;

(f) intellectual property matters providing for (i) the assignment by PayEase to Loyalty Alliance of intellectual property and technology related primarily to the Transferred Business, (ii) the license of certain intellectual property from PayEase to Loyalty Alliance related to the Transferred Business, (iii) a license back of certain intellectual property by Loyalty Alliance to PayEase of certain intellectual property assigned to Loyalty Alliance in connection with the Transferred Business, and (iv) a trademark license from PayEase to Loyalty Alliance;

(g) tax matters providing for, among other possibilities, (i) the sharing or indemnification of tax and tax-related losses in connection with any tax assessment or controversy with respect to the Separation or the Transferred Business, (ii) filing of tax returns related to periods before and after Separation, and (iii) cooperation and information sharing on tax matters;

(h) confidentiality of non-public information; and

(i) general assignment and assumption, where each party documents with more particularity the assets assigned and liabilities assumed.

2.3 Additional Documents. In addition to the foregoing, PayEase and Loyalty Alliance agree to execute or cause to be executed by the appropriate parties and deliver such other agreements, instruments and documents as may be necessary or desirable to effect the purposes of this Agreement. Neither PayEase nor Loyalty Alliance shall be obligated, in connection with the foregoing, to incur expenses other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees.

ARTICLE III

REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS

3.1 Payment of Expenses. Except as otherwise provided in this Agreement or any other agreement between the parties relating to the Separation, the costs associated with the Separation shall be allocated among the parties on a basis the parties mutually determine to be reasonable.

3.2 Dispute Resolution.

(a) If a dispute, controversy or claim (“Dispute”) arises between the parties relating to the interpretation or performance of this Agreement or the agreements contemplated hereby, appropriate senior executives of each party who shall have the authority to resolve the matter shall attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to the resolution of such Dispute shall be exempt from discovery or production and shall not be admissible in any court or arbitration proceeding. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute shall be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. The parties shall share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorneys’ fees, witness fees, travel expenses, and preparation costs. The parties may agree to replace mediation with some other form of non-binding or binding alternative dispute resolution.

(b) If the parties cannot resolve any Dispute through mediation (or other form of non-binding or binding alternative dispute resolution procedure) within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, either party may seek relief in connection with such Dispute from a court of competent jurisdiction. The use of any alternative dispute resolution procedures shall not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

(c) Any Dispute regarding the following is not required to be negotiated or mediated prior to seeking relief from a court of competent jurisdiction:

(i) breach of any obligation of confidentiality; or

(ii) any other claim pursuant to which interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

(d) Unless otherwise agreed in writing, the parties shall continue to be bound by and to perform each party’s obligations under this Agreement and the agreements contemplated hereby during the course of dispute resolution pursuant to the provisions of this Section 3.2 with respect to all matters not subject to the pending Dispute.

3.3 Governmental Approvals. To the extent that the Separation requires any Governmental Approvals, the parties shall use all reasonable efforts to obtain any such Governmental Approvals.

3.4 Authority. Each of the parties hereto represents to the other that: (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, the agreements contemplated hereby and the exhibits and schedules attached hereto and thereto, (b) the execution, delivery and performance of this Agreement, the agreements contemplated hereby that will be signed concurrently herewith and the exhibits and schedules attached hereto and thereto by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, the agreements contemplated hereby that will be signed concurrently herewith and the exhibits and schedules attached hereto and thereto, and (d) each of this Agreement, the agreements contemplated hereby that will be signed concurrently herewith and the exhibits and schedules attached hereto and thereto is a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

3.5 No Public Announcements. Neither Loyalty Alliance nor PayEase shall make any initial public announcement relating to this Agreement or the agreements contemplated hereby until both Loyalty Alliance and PayEase approve the timing, form and content of a public announcement, which approval may not unreasonably be withheld or delayed. Nothing herein shall prohibit a party from complying with applicable law.

ARTICLE IV

MISCELLANEOUS

4.1 Limitation of Liability. IN NO EVENT SHALL ANY MEMBER OF THE PAYEASE GROUP OR LOYALTY ALLIANCE GROUP BE LIABLE TO ANY OTHER MEMBER OF THE PAYEASE GROUP OR LOYALTY ALLIANCE GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

4.2 Entire Agreement. This Agreement, the agreements contemplated hereby and the exhibits and schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

4.3 Governing Law. This Agreement shall be construed in accordance with, and all Disputes hereunder shall be governed by, the laws of the State of California, excluding its conflict of law rules. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 3.2 above.

4.4 Termination. This Agreement and all the agreements contemplated hereby may be terminated at any time prior to the Separation Date by and in the sole discretion of PayEase without the approval of Loyalty Alliance. This Agreement and all the agreements contemplated hereby may be terminated at any time after the Separation Date by mutual consent of PayEase and Loyalty Alliance. In the event of termination pursuant to this Section 4.4, no party shall have any liability of any kind to the other party.

4.5 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient on such day; (c) the first business day after sent by facsimile (to the extent that the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile); or (d) the next business day after sent by registered mail or by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to PayEase:

PayEase Corp.

2332-A Walsh Ave.

Santa Clara, CA 95051

Attention: General Counsel

Fax: (408) 567-9370

if to Loyalty Alliance:

Loyalty Alliance Enterprise Corporation

2332-A Walsh Ave.

Santa Clara, CA 95051

Attention: General Counsel

Fax: (408) 567-9370

4.6 Counterparts. This Agreement, the agreements contemplated hereby and the exhibits and schedules attached thereto may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

4.7 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors in interest, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the PayEase Group and each member of the Loyalty Alliance Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void. Any permitted assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall inure to the benefit of and be binding upon any permitted assignee.

4.8 Severability. If any term or other provision of this Agreement or the exhibits or schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

4.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise or waiver of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the exhibits or schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.10 Amendment. No change or amendment shall be made to this Agreement or the exhibits or schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

4.11 Interpretation. The headings contained in this Agreement, in any exhibit or schedule attached hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any exhibit or schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated. For all purposes hereof, the terms “include”, “includes” and “including” shall be deemed followed by the words “without limitation.”

4.12 Conflicting Agreements. In the event of conflict between this Agreement and any agreement contemplated hereby, the provisions of such other agreement shall prevail.

ARTICLE V

DEFINITIONS

5.1 Affiliated Company. “Affiliated Company” of any Person means any entity that controls, is controlled by, or is under common control with such Person; provided, however that neither PayEase nor any other entity that is an Affiliated Company of PayEase but not a Subsidiary of Loyalty Alliance shall be an “Affiliated Company” of Loyalty Alliance. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

5.2 Dispute. “Dispute” has the meaning set forth in Section 3.2(a) hereof.

5.3 Dispute Resolution Commencement Date. “Dispute Resolution Commencement Date” has the meaning set forth in Section 3.2(a) hereof.

5.4 Governmental Approvals. “Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

5.5 Governmental Authority. “Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

5.6 Loyalty Alliance Group. “Loyalty Alliance Group” means Loyalty Alliance, each Subsidiary and Affiliated Company of Loyalty Alliance immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliated Company of Loyalty Alliance after the Separation Date.

5.7 PayEase Group. “PayEase Group” means PayEase, each Subsidiary and Affiliated Company of PayEase (other than any member of the Loyalty Alliance Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliated Company of PayEase after the Separation Date.

5.8 Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

5.9 Separation. “Separation” has the meaning set forth in the Recitals hereof.

5.10 Separation Date. “Separation Date” has the meaning set forth in Section 1.1 hereof.

5.11 Subsidiary. “Subsidiary” of any Person means a corporation or other organization whether incorporated or unincorporated of which at least 50% of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or is otherwise an entity whose financial statements are required to be consolidated with the financial statements of such Person because of Financial Accounting Standards Board Interpretation No. 46R or any successor provision thereto; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

5.12 Transferred Business. “Transferred Business” means the businesses operated by one or more Subsidiaries of PayEase Shenzhen (HK) Limited and the customer loyalty program and related operations of one or more Subsidiaries of PayEase Beijing (HK) Limited as of the Separation Date, and, except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Transferred Business as then conducted.

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IN WITNESS WHEREOF, the parties have signed this Master Separation Agreement effective as of the date first set forth above.

PAYEASE CORP.		LOYALTY ALLIANCE ENTERPRISE CORPORATION

By:	/s/ Abraham Jou	By:	/s/ Frederick Sum

Name:	Abraham Jou	Name:	Frederick Sum

Title:	Chairman	Title:	Chief Executive Officer

Signature Page to Master Separation Agreement